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                                                                     EXHIBIT 5.1

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                ATTORNEYS AT LAW
                             ONE S.E. THIRD AVENUE
                                   28TH FLOOR
                           MIAMI, FLORIDA 33131-2948
                                 (305) 374-5600
                            TELECOPY (305) 374-5095

                                 JUNE 10, 1997

FLORIDA PANTHERS HOLDINGS, INC.
100 NORTHEAST THIRD AVENUE
SECOND FLOOR
FORT LAUDERDALE, FLORIDA 33301

       RE:     REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     We have acted as counsel to Florida Panthers Holdings, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to (i) an aggregate of 4,237,891 rights (the "Rights"), which may be exercised immediately, without further consideration, to acquire shares of the Company's Class A common stock, par value $0.01 per share (the "Class A Common Stock"), (ii) an aggregate of 919,621 warrants (the "Warrants") to purchase shares of Class A Common Stock and
(iii) 5,848,538 shares of the Class A Common Stock, of which up to 691,026 will be issued immediately and 5,157,512 shares will be issuable upon the exercise of the Rights and the Warrants.

     We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

     Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that the Rights, the Warrants and the Shares have been duly and validly authorized and, when issued, will be validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to the corporate laws of the State of Florida and we express no opinion as to the effect on the matters covered by any other jurisdiction.

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                                        Very truly yours,

                                        AKERMAN, SENTERFITT & EIDSON, P.A.

                                        /s/ Akerman, Senterfitt & Eidson, P.A.